Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Jon S. Pilarski, as the undersigned's true and lawful attorney-in-fact and agent, from the date of this instrument with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any Initial Statement of Beneficial Ownership of Securities required to be filed on Form 3 and any Statement of Changes in Beneficial Ownership of Securities required to be filed on Form 4 or Form 5 by the undersigned with respect to the undersigned's beneficial ownership of securities of Skyline Corporation ("Skyline"), and to file them, with all exhibits, with the Securities and Exchange Commission and any national market exchange on which Skyline's securities are listed, and with Skyline, granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue of the powers granted by this instrument.

Executed by the undersigned as of this 14th day of November, 2016.

/s/ Arthur J. Decio
Arthur J. Decio